UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2018

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2018, One Stop Systems, Inc. (the “Company”), filed its amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Certificate of Incorporation was previously approved by the Company’s board of directors and its stockholders.

On February 5, 2018, the Company’s amended and restated bylaws (the “Bylaws”) were executed. The amendment and restatement of the Bylaws were previously approved by the Company’s board of directors.

The Certificate of Incorporation and Bylaws became effective in connection with the closing of the initial public offering of shares of the Company’s common stock as described in the Registration Statement on Form S-1 (File No. 333-222121), as amended.

As amended and restated, the Certificate of Incorporation and the Bylaws contain provisions that, among other things:

•	authorize 50,000,000 shares of common stock;

•	delete all references to the various series of preferred stock that were previously authorized and instead create 10,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the common stock;

•	do not provide for cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	allow the board of directors to alter the bylaws without obtaining stockholder approval;

•	eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•	require the approval of at least two-thirds of the shares entitled to vote to remove a director for cause;

•	require the approval of at least two-thirds of the shares entitled to vote to adopt, amend or repeal the bylaws or repeal the provisions of the amended and restated certificate of incorporation regarding the election and removal of directors; and

•	designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or the Company’s stockholders, unless the Company consents in writing to the selection of an alternative forum; and

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On February 5, 2018, the Company completed its initial public offering of 3,800,000 shares of its common stock at a price to the public of $5.00 per share. The underwriters have an option to purchase an additional 570,000 shares of the Company’s common stock for over-allotments from the Company and the selling stockholder (CEO Steve Cooper) during the forty-five (45) day period from the date of the final prospectus. The over-allotment option has not yet been exercised by the underwriters.

In addition, a copy of the Company’s press release announcing the closing of the initial public offering is filed with this report as Exhibit 99.1, and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of One Stop Systems, Inc.

3.2	Amended and Restated Bylaws of One Stop Systems, Inc.

99.1	Press Release dated February 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: February 6, 2018	By:	/s/ Steve Cooper
Steve Cooper President, Chief Executive Officer and Chairman